UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Act of 1934

Date of Report (Date of earliest event reported):  February 28, 2013

Omega Protein Corporation
(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	001-14003 (Commission File Number)	76-0562134 (I.R.S. Employer Identification No.)

2105 City West Blvd., Suite 500 Houston, Texas		77042
(Address of principal executive offices)		(Zip Code)

(713) 623-0060
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ]       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14-2(b))

[   ]       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CRF 240.133-4(c))

Item 5.02 Departure of Directors of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously announced, Joseph L. von Rosenberg III stepped down from the position of Chairman of the Board of Omega Protein Corporation (the “Company”) on February 28, 2013.  Also effective on that date, Gary R. Goodwin became the Company’s Chairman of the Board, and Bret D. Scholtes, the Company’s Chief Executive Officer and President, was elected to the Board of Directors as a Class III director to fill the vacancy created by Mr. von Rosenberg’s resignation.

Effective upon Mr. von Rosenberg’s retirement, the Company has transferred the title to the Company-owned vehicle formerly utilized by Mr. von Rosenberg to him.  The book value of the vehicle was approximately $36,700.  Mr. von Rosenberg will be responsible for all of the costs and liabilities of the vehicle after the date of transfer.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Omega Protein Corporation

Dated: March 1, 2013	/s/ John D. Held
John D. Held Executive Vice President and General Counsel